CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-29038) pertaining to the Sovereign Bancorp, Inc. 401(k) Retirement Plan of our report dated June 18, 2002, with respect to the financial statements and schedules of the Sovereign Bancorp, Inc. 401(k) Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

                                    /s/  ERNST & YOUNG LLP

Philadelphia, Pennsylvania
June 26, 2002






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